                                                                       Exhibit 4

                                                                  Execution Copy


                 AMENDMENT NO. 5 TO CREDIT AGREEMENT AND WAIVER

         This AMENDMENT NO. 5 TO CREDIT AGREEMENT AND WAIVER (this "AMENDMENT NO. 5"), dated as of March 28, 2002 (the "EFFECTIVE DATE") is made among GENCORP INC., an Ohio corporation ("BORROWER"), BANKERS TRUST COMPANY, for itself, as a Lender and as Administrative Agent for the Lenders ("ADMINISTRATIVE AGENT"), and the other Lenders signatory to the hereinafter defined Credit Agreement.

                                    RECITALS

         A. The Administrative Agent, the Lenders and the Borrower are party to that certain Credit Agreement dated as of December 28, 2000 (as amended by that certain Amendment No. 1 to Credit Agreement and Amendment No. 1 to Post Closing Agreement dated as of January 26, 2001 ("AMENDMENT NO. 1"), that certain Amendment No. 2 to Credit Agreement, Amendment No. 2 to Post Closing Agreement, Amendment No. 1 to Collateral Agreements and Limited Waiver dated as of August 31, 2001 ("AMENDMENT NO. 2"), that certain Limited Waiver and Amendment dated as of December 31, 2001 (the "LIMITED WAIVER AND AMENDMENT") and that certain Amendment No. 4 to Credit Agreement and Waiver dated as of February 28, 2002 ("AMENDMENT NO. 4")) (collectively with Amendment No. 1, Amendment No. 2, the Limited Waiver and Amendment and Amendment No. 4, and as further amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

         B. On and subject to the terms and conditions hereof, the Administrative Agent, the Lenders and the Borrower wish to amend certain provisions of the Credit Agreement to reflect certain modifications to the Credit Agreement as set forth herein, all subject to the express terms and conditions specified in this Amendment No. 5 and, in connection with the actions contemplated by such amendments, waive certain provisions of the Credit Agreement.

         C. This Amendment No. 5 shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment No. 5; capitalized terms used herein without definition are so used as defined in the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

         1. AMENDMENTS TO CREDIT AGREEMENT. Subject to the conditions set forth in Section 5 hereof, the Credit Agreement is hereby amended as follows:

                  (a) Section 1.1 of the Credit Agreement is amended by deleting the definition of "Subordinated Notes" in its entirety and by inserting the following definition of "Subordinated Notes" in lieu thereof:

                  "SUBORDINATED NOTES" means, collectively, those certain unsecured subordinated notes to be issued by the Borrower in a maximum principal amount which shall not exceed $150,000,000 at any one time outstanding, as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder; PROVIDED, that warrants, if any, issued by the Borrower, directly or indirectly, to the holders of such unsecured subordinated notes shall not constitute "Subordinated Notes" for purposes of this definition and shall not be considered in the calculation of the dollar limitation described herein."

                  (b) Subsections (e)(ii) and (iii) of Section 2.1 of the Credit Agreement shall be amended by deleting the date "March 28, 2002" in each place it appears and inserting the date of "April 19, 2002" in lieu thereof in each such instance.

                  (c) Subsection (b) of Section 4.2 of the Credit Agreement shall be amended by deleting the date of "March 28, 2002" in the proviso thereto and inserting the date of "April 19, 2002" in lieu thereof.

                  (d) Subsection (d) of Section 4.2 of the Credit Agreement shall be amended by deleting the date of "March 28, 2002" in the proviso thereto and inserting the date of "April 19, 2002" in lieu thereof.

                  (e) Subsection (o) of Section 4.4 of the Credit Agreement shall be deleted in its entirety and the following is substituted in lieu thereof:

                           "(o) MANDATORY PREPAYMENT UPON ISSUANCE OF
                  SUBORDINATED NOTES OR EQUITY CAPITAL. On the Business Day of receipt thereof by the Borrower, an amount equal to 100% of the sum of the Net Offering Proceeds of (x) the Subordinated Notes and (y) the Equity Capital (PROVIDED, HOWEVER, that in no amount shall the Net Offering Proceeds applied under this
                  SECTION 4.4(o) exceed $150,000,000) shall be applied as a mandatory prepayment to repay, FIRST, the Term C Loans on a pro rata basis, and, SECOND, outstanding Revolving Loans on a pro rata basis (without a permanent reduction of the Revolving Commitments). Amounts, if any, remaining after the prepayments described in the preceding sentence (including, without limitation, Net Offering Proceeds in excess of the $150,000,000 limitation applicable to this SECTION 4.4(o) as described above) shall be applied in accordance with the terms of this Agreement, including, without limitation, the other mandatory prepayment provisions of this SECTION 4.4, as applicable."

                  (f) The third to last sentence of Section 4.5(a) shall be deleted in its entirety and the following is substituted in lieu thereof:

                           "Any prepayment of Loans pursuant to SECTION 4.4(o)
                  shall be applied to repay, FIRST, the Term C Loans on a pro rata basis, and SECOND, outstanding Revolving Loans on a pro rata basis (without a permanent reduction of the Revolving Commitment) (and within the Revolving Facility, FIRST, to the prepayment of the then outstanding balance of Swing Line Loans, SECOND, to the payment, pro rata, of the then outstanding balance of the Revolving Loans, and THIRD, to the cash collateralization of LC Obligations)."

                  (g) Subsection (r) of Section 8.2 of the Credit Agreement is hereby amended by deleting the amount of "$70,000,000" and inserting the amount of "$150,000,000" in lieu thereof.

         2. WAIVER. Subject to the conditions and effectiveness of this Amendment No. 5 and otherwise notwithstanding the provisions of any Loan
Document:

                  (a) The Lenders hereby waive, for the period commencing the Effective Date and ending on the earlier of (i) the date on which the Borrower has completed an unsecured subordinated debt or equity financing of not less than $35,000,000 or (ii) April 19, 2002, any Event of Default or Unmatured Event of Default arising solely out of the Borrower's breach of Section 2(b) of Amendment No. 2 as a result of the Borrower's failure to permanently reduce the Revolving Commitment and repay Revolving Loans, in part, as required by the terms of said Section. Upon expiration of the waiver set forth in the preceding sentence without compliance by the Borrower with the requirements specified in said Section, such waiver shall be automatically revoked and the requirements of the Credit Agreement waived thereby shall again be in full force with retroactive effect to the dates specified in the Credit Agreement. In such case, following such expiration and noncompliance as described in the preceding sentences, the Administrative Agent and the Lenders shall have all rights and remedies under the Credit Agreement and any other Loan Document or otherwise that the Administrative Agent and the Lenders would have had if any such waiver had never been granted; and

                  (b) The Lenders hereby waive, for the period commencing the Effective Date and ending on April 5, 2002, any Event of Default or Unmatured Event of Default arising solely out of the Borrower's breach of Section 7.19(a)(iii) of the Credit Agreement as a result of the Borrower's failure to grant, or cause its applicable subsidiary to grant, a mortgage on the Mortgaged Nevada/California Real Estate as required by the terms of said Section; PROVIDED, HOWEVER, that as each parcel comprising a portion of the Mortgaged Nevada/California Real Estate is available to be mortgaged by the Borrower or its applicable subsidiary on terms satisfactory to the Administrative Agent or its counsel, the Borrower agrees to grant, or cause its applicable subsidiary to grant, such mortgage without delay and without any requirement that any other parcel comprising a portion of the Mortgaged Nevada/California Real Estate be mortgaged at such time. Upon expiration of the waiver set forth in the preceding sentence without compliance by the Borrower with the requirements specified in said Section, such waiver shall be automatically revoked and the requirements of the Credit Agreement waived thereby shall again be in full force with retroactive effect to the dates specified in the Credit Agreement. In such case, following such expiration and noncompliance as described in the preceding sentences, the Administrative Agent and the Lenders shall have all rights and remedies under the Credit Agreement and any other Loan Document or otherwise that the Administrative Agent and the Lenders would have had if any such waiver had never been granted.

         3. CONSENT OF LENDERS. The Administrative Agent and the Lenders hereby consent to the issuance of warrants of the Borrower in connection with the Subordinated Notes (as such term is amended in accordance with this Amendment No. 5). The Administrative Agent and the Lenders further agree that such consent described in the preceding sentence shall be in satisfaction of the consent required pursuant to Section 8.6(b) of the Credit Agreement with respect to the action described above, provided that such issuance shall in all other respects be subject to said Section 8.6(b).

         4. REPRESENTATIONS AND WARRANTIES. As of the date hereof, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:


                  (a) After giving effect to this Amendment No. 5 (i) no Unmatured Event of Default or Event of Default shall have occurred or be continuing and (ii) the representations and warranties of the Borrower contained in the Loan Documents shall each be true and correct in all material respects at and as of the date hereof to the same extent as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which event such representation and warranties shall be true and correct as of such specified date.

                  (b) The execution, delivery and performance, as the case may be, by the Borrower of this Amendment No. 5 and the other documents and transactions contemplated hereby are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action (including, without limitation, all necessary shareholder approvals) of the Borrower, shall have received all necessary governmental approvals, and do not and will not contravene or conflict with any provision of law applicable to the Borrower, the certificate or articles of incorporation or bylaws of the Borrower, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon the Borrower.

                  (c) Each of this Amendment No. 5, the Credit Agreement and any other Loan Document is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms, except to the extent enforceability is limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally or by application of general principles of equity.

         5. CONDITIONS. This Amendment No. 5 shall become effective as of the date first above written; PROVIDED, that the Administrative Agent shall have received counterparts of this Amendment No. 5 duly executed by the Borrower, the Subsidiary Guarantors, the Administrative Agent and the percentage of Lenders required by the Credit Agreement.

         6. AFFIRMATION OF SUBSIDIARY GUARANTORS. By its signature set forth below, each Subsidiary Guarantor hereby confirms to the Administrative Agent and the Lenders that, after giving effect to this Amendment No. 5 and the transactions contemplated hereby, the Subsidiary Guaranty of such Subsidiary Guarantor and each other Loan Document to which such Subsidiary Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         7. SUCCESSORS AND ASSIGNS. This Amendment No. 5 shall be binding on and shall inure to the benefit of the Borrower, the Administrative Agent, the Lenders and their respective successors and assigns; PROVIDED that the Borrower may not assign its rights, obligations, duties or other interests hereunder without the prior written consent of the Administrative Agent and the

Lenders. The terms and provisions of this Amendment No. 5 are for the purpose of defining the relative rights and obligations of the Borrower, the Administrative Agent and the Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment No. 5.

         8. ENTIRE AGREEMENT. This Amendment No. 5, the Credit Agreement (as amended hereby) and the other Loan Documents constitute the entire agreement of the parties with respect to the subject matter hereof.

         9. INCORPORATION OF CREDIT AGREEMENT. The provisions contained in Sections 12.4, 12.9 and 12.10 of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety with respect to this Amendment No. 5.

         10. AMENDMENT; WAIVER. The parties hereto agree and acknowledge that nothing contained in this Amendment No. 5 in any manner or respect limits or terminates any of the provisions of the Credit Agreement or any of the other Loan Documents other than as amended as expressly set forth herein and further agree and acknowledge that the Credit Agreement (as amended hereby) and each of the other Loan Documents remain and continue in full force and effect and are hereby ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment No. 5 shall not operate as a waiver of any rights, power or remedy of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document. No delay on the part of any Lender or the Administrative Agent in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or any of the Loan Documents or partial or single exercise thereof, shall constitute a waiver thereof. On and after the Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended hereby.

         11. CAPTIONS. Section captions used in this Amendment No. 5 are for convenience only, and shall not affect the construction of this Amendment No. 5.

         12. SEVERABILITY. Whenever possible each provision of this Amendment No. 5 shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment No. 5 shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment No. 5.

         13. COUNTERPARTS. This Amendment No. 5 may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment No. 5 by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment No. 5.



                      [signature pages immediately follow]

         IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the date first written above.

                                     GENCORP INC.



                                      By: /s/ Yasmin R. Seyal
                                          --------------------------------------
                                           Name: Yasmin R. Seyal
                                           Title: Senior Vice President; Finance



                        Signature Page to Amendment No. 5
                                   and Waiver

                                           AEROJET-GENERAL CORPORATION,
                                           as Subsidiary Guarantor



                                           By: /s/ Yasmin R. Seyal
                                               ---------------------------------
                                               Name: Yasmin R. Seyal
                                               Title: Treasurer



                        Signature Page to Amendment No. 5
                                   and Waiver

                                         AEROJET ORDNANCE TENNESSEE, INC.,
                                         as Subsidiary Guarantor


                                         By: Brian E. Sweeney
                                             -----------------------------------
                                             Name: Brian E. Sweeney
                                             Title: Vice President and Secretary



                        Signature Page to Amendment No. 5
                                   and Waiver

                                           GENCORP PROPERTY INC.,
                                           as Subsidiary Guarantor


                                           By: /s/ Yasmin R. Seyal
                                               ---------------------------------
                                               Name: Yasmin R. Seyal
                                               Title: Treasurer





                        Signature Page to Amendment No. 5
                                   and Waiver

                                            PENN INTERNATIONAL INC.,
                                            as Subsidiary Guarantor


                                            By: /s/ Yasmin R. Seyal
                                                --------------------------------
                                                Name: Yasmin R. Seyal
                                                Title: Treasurer









                        Signature Page to Amendment No. 5
                                   and Waiver

                                          GDX LLC, as Subsidiary Guarantor


                                          By: /s/ Yasmin R. Seyal
                                              ----------------------------------
                                              Name: Yasmin R. Seyal
                                              Title: Treasurer







                        Signature Page to Amendment No. 5
                                   and Waiver

                                         AEROJET FINE CHEMICALS LLC,
                                         as Subsidiary Guarantor



                                         By: /s/ Joseph Carleone
                                             -----------------------------------
                                             Name: Joseph Carleone
                                             Title: President




                        Signature Page to Amendment No. 5
                                   and Waiver

                                              AEROJET INVESTMENTS LTD.,
                                              as Subsidiary Guarantor


                                              By: /s/ Terrance P. Griffin
                                                  ------------------------------
                                                  Name: Terrance P. Griffin
                                                  Title: President






                        Signature Page to Amendment No. 5
                                   and Waiver

                                           GDX AUTOMOTIVE INC.,
                                           as Subsidiary Guarantor


                                           By: /s/ Yasmin R. Seyal
                                               ---------------------------------
                                               Name: Yasmin R. Seyal
                                               Title: Treasurer







                        Signature Page to Amendment No. 5
                                   and Waiver

                                              BANKERS TRUST COMPANY,
                                              as Lender and Administrative Agent




                                              By: /s/ Marguerite Sutton
                                                 -------------------------------
                                                      Name: Marguerite Sutton
                                                      Title: Vice President






                        Signature Page to Amendment No. 5
                                   and Waiver

                                             BANK ONE, NA,
                                             as Lender



                                             By: /s/ Karen C. Ryan
                                                -------------------------------
                                                     Name: Karen C. Ryan
                                                     Title: Director









                        Signature Page to Amendment No. 5
                                   and Waiver

                                         ABN AMRO Bank N.V.,
                                         as Lender



                                         By: /s/ Terrence J. Ward
                                            -----------------------------------
                                                 Name: Terrence J. Ward
                                                 Title: Group Vice President

                                         By: /s/ Edward John Hill III
                                            -----------------------------------
                                                 Name: Edward John Hill III
                                                 Title: Assistant Vice President






                        Signature Page to Amendment No. 5
                                   and Waiver

                                               THE BANK OF NEW YORK,
                                               as Lender



                                               By: /s/ Elizabeth I. Ying
                                                  ------------------------------
                                                       Name: Elizabeth I. Ying
                                                       Title: Vice President




                        Signature Page to Amendment No. 5
                                   and Waiver

                                            THE BANK OF NOVA SCOTIA,
                                            as Lender



                                            By: /s/ Mark Sparrow
                                               ---------------------------------
                                                    Name: Mark Sparrow
                                                    Title: Director





                        Signature Page to Amendment No. 5
                                   and Waiver

                                            THE NORTHERN TRUST COMPANY,
                                            as Lender



                                            By: /s/ Melissa A. Whitson
                                               ---------------------------------
                                                    Name: Melissa A. Whitson
                                                    Title: Vice President









                        Signature Page to Amendment No. 5
                                   and Waiver

                                            WELLS FARGO BANK, N.A.,
                                            as Lender



                                            By: /s/ Seth D. Moldoff
                                               ---------------------------------
                                                    Name: Seth D. Moldoff
                                                    Title: Vice President









                        Signature Page to Amendment No. 5
                                   and Waiver

                                             FIRST UNION NATIONAL BANK,
                                             as Lender



                                             By: /s/ Colleen McCullum
                                                -------------------------------
                                                     Name: Colleen McCullum
                                                     Title: Director







                        Signature Page to Amendment No. 5
                                   and Waiver